PROSPECTUS SUPPLEMENT dated November 26, 1999
(to Prospectus dated January 29, 1999)


                         THE CHASE MANHATTAN CORPORATION
                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                                    WARRANTS

This Prospectus Supplement supplements our Prospectus dated January 29, 1999 relating to our debt securities, preferred stock, depositary shares and warrants (the "Prospectus").

                      ADDITIONAL COMPANY SENIOR SECURITIES

The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --- Company Senior Securities" preceding the summary of the "Senior Medium-Term Notes, Series C" to reflect the offering of the Company Senior Securities described below following the date of the Prospectus:

5-3/4% SENIOR NOTES DUE 2004

o    Initial principal amount of series (subject to increase):  $500,000,000
o    Maturity date:  April 15, 2004
o    Interest payment dates:  April 15 and October 15
o    Record dates:  April 1 and October 1
o    Issuance date:  April 26, 1999
o Redemption: Not redeemable prior to maturity and not subject to a sinking fund.

The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --- Company Senior Securities" following the heading "Senior Medium-Term Notes, Series C" to reflect the issuance of additional Senior Medium-Term Notes, Series C following the date of the Prospectus:

ADDITIONAL SENIOR MEDIUM-TERM NOTES, SERIES C

We have issued $1,840,311,000              The interest rate bases or formulas
aggregate principal amount of our          applicable to Series C Notes that
Senior Medium-Term Notes, Series C         bear interest at floating rates are
(the "Series C Notes") since the date      indicated in the table below. The
of the Prospectus. In the table below      Series C Notes are not subject to a
we specify the following terms of          sinking fund and are not redeemable
those Series C Notes:                      unless a redemption date is indicated
o    Issuance Date;                        below. Unless otherwise indicated
o    Principal amount;                     below, Series C Notes that are
o    Maturity date;                        redeemable are redeemable at 100% of
o    Interest rate and redemption          their principal amount, plus accrued
     dates, if any.                        and unpaid interest, if any, to the
                                           redemption date.


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                                                             INTEREST RATE/
ISSUANCE DATE        PRINCIPAL AMOUNT   MATURITY DATE       REDEMPTION DATES
-------------        ----------------   -------------       ----------------

February 10, 1999      $100,000,000     February 10, 2004   5.69%

March 18, 1999          50,000,000      March 18, 2002      LIBOR Telerate reset
                                                            monthly + 0.135%

March 18, 1999          15,000,000      March 18, 2002      LIBOR Telerate reset
                                                            monthly +0.135%

March 26, 1999          35,000,000      March 26, 2002      LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          50,000,000      April 23, 2002      LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          20,000,000      April 23, 2002      LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          75,000,000      April 23, 2002      LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          50,000,000      April 23, 2002      LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          25,000,000      April 23, 2002      LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          25,000,000      April 23, 2002      LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          35,000,000      April 23, 2002      LIBOR Telerate reset
                                                            quarterly + 0.12%

April 23, 1999          25,000,000      April 23, 2001      LIBOR Telerate reset
                                                            quarterly + 0.03%

April 29, 1999          50,000,000      April 26, 2001      LIBOR Telerate reset
                                                            Quarterly + 0.03%

April 29, 1999          500,000,000     April 26, 2001      LIBOR Telerate reset
                                                            Quarterly + 0.03%

April 29, 1999          150,000,000     April 26, 2001      LIBOR Telerate reset
                                                            Quarterly + 0.03%

April 29, 1999          50,000,000      April 26, 2001      LIBOR Telerate reset
                                                            Quarterly + 0.03%

April 29, 1999          75,000,000      April 29, 2002      LIBOR Telerate reset
                                                            Quarterly +0.10%

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

                                                             INTEREST RATE/
ISSUANCE DATE        PRINCIPAL AMOUNT   MATURITY DATE       REDEMPTION DATES
-------------        ----------------   -------------       ----------------

April 29, 1999          25,000,000      April 30, 2001      LIBOR Telerate reset
                                                            Quarterly

April 30, 1999          75,000,000      April 30, 2002      LIBOR Telerate reset
                                                            Quarterly + 0.10%

May 4, 1999             25,000,000      May 4, 2001         Federal Funds Rate
                                                            reset daily + 0.26%

May 4, 1999             50,000,000      May 6, 2002         Federal Funds Rate
                                                            reset daily + 0.35%

October 26, 1999        35,311,000      October 26, 2039    LIBOR Telerate reset
                                                            quarterly minus
                                                            0.10%; repayable at
                                                            the option of the
                                                            holder on October
                                                            26 of 2009, 2012,
                                                            2015 and 2018 at
                                                            prices varying with
                                                            the redemption date.

November 24, 1999     $300,000,000      December 1, 2004    6.75%


                   ADDITIONAL COMPANY SUBORDINATED SECURITIES

The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --- Company Subordinated Securities" following the summary of terms of the "6% Subordinated Notes Due April 1, 2008" to reflect the issuance of the Company Subordinated Securities described below following the date of the Prospectus:

6% SUBORDINATED NOTES DUE 2009

o    Initial principal amount of series (subject to increase):  $350,000,000
o    Maturity date:  February 15, 2009
o    Interest payment dates: February 15 and August 15
o    Record dates:  February 1 and August 1
o    Issuance date:  February 23, 1999

and


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

7% SUBORDINATED NOTES DUE 2009

o    Initial principal amount of series (subject to increase):  $500,000,000
o    Maturity date: November 15, 2009
o    Interest payment dates: May 15 and November 15
o    Record dates: May 1 and November 1
o    Issuance date: November 22, 1999

The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --- Company Subordinated Securities" following the heading "Subordinated Medium-Term Notes, Series A" to reflect the issuance of additional Subordinated Medium-Term Notes, Series A following the date of the
Prospectus:

ADDITIONAL SUBORDINATED MEDIUM-TERM NOTES, SERIES A

We have issued $260,000,000 aggregate      The interest rate bases or formulas
principal amount of our Subordinated       applicable to Series A Notes that
Medium-Term Notes, Series A (the           bear interest at floating rates are
"Series A Notes") since the date of        indicated in the table below. The
the Prospectus. In the table below we      Series A Notes are not subject to a
specify the following terms of those       sinking fund and are not redeemable
Series A Notes:                            unless a redemption date is indicated
o    Issuance date;                        below. Unless otherwise indicated
o    Principal amount;                     below, Series A Notes that are
o    Maturity date;                        redeemable are redeemable at 100% of
o    Interest rate and redemption          their principal amount, plus accrued
     dates, if any.                        and unpaid interest, if any, to the
                                           redemption date.


                                                           INTEREST RATE/
ISSUANCE DATE      PRINCIPAL AMOUNT   MATURITY DATE     REDEMPTION DATES
-------------      ----------------   -------------     ----------------

March 5, 1999       $20,000,000       March 5, 2014     6.25%; redeemable in
                                                        whole only on quarterly
                                                        interest payment dates
                                                        on or after March 5,
                                                        2003

March 18, 1999       20,000,000       March 18, 2019    6.75%; redeemable in
                                                        whole only on
                                                        semi-annual interest
                                                        payment dates on or
                                                        after March 18, 2003


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


                                                           INTEREST RATE/
ISSUANCE DATE    PRINCIPAL AMOUNT   MATURITY DATE       REDEMPTION DATES
-------------    ----------------   -------------       ----------------

May 14, 1999        30,000,000      May 14, 2014        6.75%; redeemable in
                                                        whole only on
                                                        semi-annual interest
                                                        payment dates on or
                                                        after May 14, 2002

July 30, 1999       25,000,000      July 30, 2009       7.00%; redeemable in
                                                        whole only on quarterly
                                                        interest payment dates
                                                        on or after July 30,
                                                        2002

August 20, 1999     55,000,000      August 20, 2009     7.40%; redeemable in
                                                        whole only on
                                                        semi-annual interest
                                                        payment dates on or
                                                        after August 20, 2002

August 27, 1999     25,000,000      August 27, 2009     7.55%; redeemable in
                                                        whole only on
                                                        semi-annual interest
                                                        payment dates on or
                                                        after August 27, 2002

August 27, 1999     40,000,000      August 27, 2009     7.375%; redeemable in
                                                        whole only on
                                                        semi-annual interest
                                                        payment dates on or
                                                        after August 27, 2002

November 26, 1999   45,000,000      November 26, 2014   7.50%; redeemable in
                                                        whole only on quarterly
                                                        interest payment dates
                                                        on or after November 26
                                                        2002


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